UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 7, 2006

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8049
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Election of Director

On September 7, 2006, our Board of Directors expanded the number of our Board members from four to five and unanimously elected Jesse B. Tutor, age 59, to fill the newly created vacancy. Mr. Tutor is expected to serve as the Chairman of our Audit Committee when formed.

Mr. Tutor recently retired from Accenture after 34 years of service, during which he was a partner for 23 years. Accenture is a $16 billion publicly held consulting firm that evolved from the consulting practice of Arthur Andersen and Andersen Consulting. During his tenure at Accenture, Mr. Tutor served as a Managing Partner of various regional, national and global operations, and was a member of the Executive Committee (of both Accenture and Andersen Worldwide), Operations Committee and Global Management Committee. Mr. Tutor also served as Senior Accenture client partner for Tenneco, Occidental Petroleum, Pennzoil, Brown & Root, HL&P, Transco, Texas Eastern and Valero.  Mr. Tutor graduated from the University of Mississippi with his B.B.A. in accounting and was a gold medal winner in the state of Mississippi for the CPA exam. Mr. Tutor is a member of the Board of Directors for the Houston Grand Opera and Houston Symphony. He also serves as the President of the Houston Symphony Society.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: September 13, 2006	By:	/s/ Bobby W. Page
Bobby W. Page
Vice-President and Chief Financial Officer